Exhibit 99.1

NewAge, Inc. Files Voluntary Petition for Relief Under Chapter 11

SALT LAKE CITY, August 30, 2022 — NewAge, Inc. (Nasdaq: NBEV) (the “Company”), the Utah-based direct-to-consumer (D2C) organic and healthy products company, today announced that on August 30, 2022 the Company and certain of its subsidiaries, Ariix LLC, Morinda Holdings, Inc., and Morinda, Inc. (collectively, the “Debtors”), each filed a voluntary petition for relief under chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing Chapter 11 cases to facilitate a value-maximizing sale process.

The Company has determined that the Chapter 11 process is the most expeditious way to pursue a strategic transaction and protect and preserve value for all stakeholders. The Company, with the help of its advisors, has secured a commitment for a “debtor in possession” financing facility of $16.0 million, subject to court approval. This capital, together with revenue generated from ongoing operations, will provide liquidity to support the Company through the sale process.

The Company also is filing a motion to obtain court approval of an asset purchase agreement with a “stalking horse” bidder, DIP Financing, LLC. The Company intends to pursue a sale of substantially all its assets as a going concern in one or more transactions. This transaction is subject to court approval and any higher or better offers as part of the Company’s ongoing auction process.

The Debtors’ management team will continue to operate the business as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors are seeking approval of a variety of “first day” motions containing customary relief intended to enable the Company and its subsidiaries to continue operations in the ordinary course. The Debtors intend to pay vendors and partners under customary terms for goods and services received on or after the filing date and to pay employees in the usual manner and continue their primary benefits without disruption. The Debtors expect to receive court approval for all of these routine requests.

Additional information about the Chapter 11 case, including access to Bankruptcy Court documents, is available online at cases.stretto.com/NewAge, the Debtors’ restructuring website administered by Stretto, a third-party bankruptcy claims and noticing agent.

About NewAge, Inc.

NewAge is a purpose-driven firm dedicated to inspiring the planet to Live Healthy™. The Utah-based Company commercializes a portfolio of organic and healthy products worldwide primarily through a direct-to-consumer (D2C) route to market distribution system across more than 50 countries. The company competes in three major category platforms including health and wellness, inner and outer beauty, and nutritional performance and weight management — through a network of exclusive independent Brand Partners, empowered with the leading social selling tools and technology available worldwide. More information on the Company can be found at NewAgeGroup.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to the Company’s management. Forward-looking statements include statements related to the Debtors’ filing of the Chapter 11 cases in the Bankruptcy Court and the continued operation of the business. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. The Company’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks related to the Chapter 11 cases, including the Debtors’ ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, the effects of the Chapter 11 cases on the Company, the Debtors and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, the length of time the Debtors will operate under the Chapter 11 cases, risks associated with any third-party motions in the Chapter 11 cases, the potential adverse effects of the Chapter 11 cases on the Debtors’ liquidity or results of operations and increased legal and other professional costs necessary to execute the Debtors’ reorganization; the conditions to which any debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Debtors’ control; consequences related to the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock and the ability of the Company to remain listed on NASDAQ, among other risks and uncertainties, as well as the factors described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the Securities and Exchange Commission (“SEC”), each of which can be found on the SEC’s website, www.sec.gov, or the investor relations portion of the Company’s website, investors.newagegroup.com. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor and Media Inquiries:

IR@newage.com